Exhibit 3.15(ii)

BY-LAWS

OF

UNIMATRIX AMERICAS, LLC

EFFECTIVE OCTOBER 3, 2003

ARTICLE I

OFFICES

SECTION 1. PRINCIPAL OFFICE. The principal office of Unimatrix Americas, LLC (“LLC”) shall be located at 7201 W. Friendly Avenue, Greensboro, Guilford County, North Carolina, 27410.

SECTION 2. REGISTERED OFFICE. The registered office of the LLC required by law to be maintained in the State of North Carolina may be, but need not be identical with, the principal office.

SECTION 3. OTHER OFFICES. The LLC may have offices at such other places, either within or without the State of North Carolina, as the Board of Managers may designate or as the affairs of the LLC may require from time to time.

ARTICLE II

MEETING OF MEMBERS

SECTION 1. PLACE OF MEETINGS. All meetings of Members shall be held at the principal office of the LLC, or at such other place, either within or without the State of North Carolina, as shall be designated in the Notice of the meeting or agreed upon by a majority of the Members entitled to vote thereat.

SECTION 2. ANNUAL MEETINGS. The Annual Meeting of the Members shall be held on such date in each calendar year, not later than the 120th day after the close of the LLC’s fiscal year (except Saturday, Sunday or legal holidays) as shall be fixed by the Board of Managers or the President and stated in the Notice or Waiver of Notice of Annual Meeting, for the purpose of electing Managers of the LLC and for the transaction of such other business as may be brought before the meeting.

SECTION 3. SUBSTITUTE ANNUAL MEETING. If the Annual Meeting shall not be held on the day designated by these By-Laws, a substitute Annual Meeting may be called in accordance with the provisions of Section 4 of this Article II. A meeting so called shall be designated and treated for all purposes as the Annual Meeting.

SECTION 4. SPECIAL MEETINGS. Special meetings of the Members may be called at any time by the President, Secretary and Board of Managers of the LLC or within thirty (30) days after the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, sign, date and deliver to the Secretary one or more written demands for the meeting, describing the purpose or purposes for which it is to be held.

SECTION 5. NOTICE OF MEETINGS. Written or printed notice stating the date, time, place and purpose of the meeting shall be given not less than ten (10) nor more than fifty (50) days before the date of any Members’ meeting, either by personal delivery, telegram, by mail, or by private carrier, by or at the direction of the Board of Managers, President, the Secretary or other person calling the meeting, to each Member of record entitled to vote at such meeting, provided that such notice must be given not less than twenty (20) days before the date of any meeting in which a merger or consolidation is to be considered. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Member at his address as it appears on the current record of Members of the LLC, with postage thereon prepaid.

In the case of a special meeting, the Notice of Meeting shall specifically state the purpose or purposes for which the meeting is called; but in the case of an annual or substitute annual meeting, the Notice of Meeting need not specifically state the business to be transacted thereat unless such a statement is required by the provisions of the North Carolina Limited Liability Company Act.

When an annual or special member meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. If a new record date is fixed for the adjourned meeting (which must be done if the new date is more than 120 days after the date of the original notice) notice of the adjourned meeting must be given as provided in this Section to persons who are Members as of the new record date.

SECTION 6. LIST OF MEMBERS. The Secretary of the LLC shall prepare or have prepared an alphabetical list of Members entitled to vote at any meeting of the Members or any adjournment thereof showing the address of and percentage of ownership interest held by each Member. The Members list will be available for inspection by any Member, beginning two business days after Notice of the Member Meeting is given for which the list was prepared and continuing through the meeting, at the LLC’s principal office or a place identified in the meeting notice in the city where the meeting will be held. A Member, or his agent or attorney, is entitled on written demand to inspect and to copy the list, during regular business hours and at his expense, during the period it is available for inspection. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by the Member, his agent or attorney during the whole time of the meeting.

SECTION 7. QUORUM. A majority in interest of the Members of the LLC entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Members.

Once a Member is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set before that adjourned meeting, notwithstanding the withdrawal of enough Members to leave less than a quorum.

In the absence of a quorum at the opening of any Meeting of Members, such meeting may be adjourned from time to time by a vote of a majority in interest of the Members voting on the motion to adjourn, and at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

SECTION 8. PROXIES. Membership interest may be voted either in person or by one or more agents authorized by a written proxy executed by the Member or by his duly authorized attorney-in-fact. A proxy is not valid after the expiration of eleven months from the date of its execution, unless the person executing it specifies therein the length of time for which it is to continue in force, or limits its use to a particular meeting, but no proxy shall be valid after ten years from the date of its execution.

SECTION 9. VOTING OF MEMBERS. Except as otherwise expressly provided in these By-Laws, all action by the Members shall be made by vote of a Majority in Interest of the Members, including (without limitation) any action for which Section 57C-3-03 of the Act, in the absence of this provision, would otherwise require unanimous consent. Voting on all matters shall be by voice vote or by a show of hands, unless the holders of one-fourth of the Membership interest represented at the meeting shall demand a ballot vote on a particular matter.

SECTION 10. ACTION WITHOUT MEETING. Any action which the Members could take at a meeting may be taken without a meeting if one or more written consents, setting forth the action taken, shall be signed, before or after such action, by Members having such percent of the Membership Interest as would be required to take the action at a meeting. The consent shall be delivered to the Company for inclusion in the minutes or filing with the Company’s records and shall be circulated to all Members not signing the consent within thirty days of the Company’s receipt of such action.

ARTICLE III

BOARD OF MANAGERS

SECTION 1. GENERAL POWERS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the LLC shall be managed under the direction of, the Board of Managers.

SECTION 2. NUMBER, TERM AND QUALIFICATIONS. The number of Managers constituting the Board of Managers shall be three (3). Each Manager shall hold office until his or her death, resignation, retirement, removal, disqualification, or his or her successor shall have been elected and qualified. Managers need not be residents of the State of North Carolina or Members of the LLC.

SECTION 3. ELECTION OF MANAGERS. Except as provided in Section 6 of this Article III, the Managers shall be elected at an Annual Meeting of the Members, and those persons who receive the highest percentage interest of the votes cast shall be deemed to have been elected. If any Member so demands, the election of Managers shall be by ballot

SECTION 4. INCREASE OR DECREASE IN NUMBER OF MANAGERS. The number of Managers may be increased or decreased to any number, however, the number of Managers will not at any time be fewer than the number of Members if the number of Members is three (3) or less.

SECTION 5. REMOVAL. Any Manager may be removed at any time with or without cause by a vote of the Members holding a majority of the ownership interest in the LLC entitled to vote at an election of Managers. However, unless the entire Board of Managers is removed, an individual Manager shall not be removed when the percentage interest voting against the proposal for removal would be sufficient to elect a Manager if such shares could be voted cumulatively at an annual election. If any Managers are so removed, new Managers may be elected at the same meeting,

SECTION 6. VACANCIES. Any vacancy occurring in the Board of Managers, including any managership to be filled by reason of an increase in the authorized number of Managers or the removal of a Manager, may be filled by the affirmative vote of a majority of all of the remaining Managers even though less than a quorum, or by the sole remaining Manager. A Manager elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

SECTION 7. CHAIRMAN OF THE BOARD. There may be a Chairman of the Board of Managers elected by the Managers from their number at any meeting of the Board of Managers. The Chairman shall preside at all meetings of the Board of Managers and perform such other duties as may be directed by the Board of Managers, or as specified in the By-Laws of the LLC,

SECTION 8. COMPENSATION. The Board of Managers may compensate Managers for their services as such and may provide for the payment of any or all expenses incurred by Managers in attending regular and special meetings of the Board of Managers.

ARTICLE IV

MEETINGS OF THE BOARD OF MANAGERS

SECTION 1. REGULAR MEETINGS. A regular meeting of the Board of Managers shall be held immediately after, and at the same place as, the annual meeting of the Members. In addition, the Board of Managers may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.

SECTION 2. SPECIAL MEETINGS. Special meetings of the Board of Managers may be called by or at the request of the Chairman of the Board, if any, by the President or any two Managers. Such a meeting may be held either within or without the State of North Carolina, as fixed by the person or persons calling the meeting.

SECTION 3. NOTICE OF MEETINGS. Regular meetings of the Board of Managers may be held without notice. The person or persons calling a special meeting of the Board of Managers shall, at least two days before the meeting, give notice thereof, by any usual means of communication. Such notice need not specify the purpose for which the meeting is called.

SECTION 4. WAIVER OF NOTICE. Any Manager may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the Manager entitled to notice and delivered to the LLC for inclusion in the minutes or filing with the corporate records. A Manager’s attendance at or participation in a meeting waives any required notice of such meeting unless Such Manager, at the beginning of the meeting or promptly upon arrival, objects to the holding of the meeting or to transacting business at the meeting and does not thereafter vote for or against actions taken at the meeting.

SECTION 5. QUORUM, A majority of the number of Managers Fixed by these By-Laws shall constitute a quorum for the transaction of business at any meeting of the Board of Managers.

SECTION 6. MANNER OF ACTING. Except as otherwise provided in these By-Laws, the act of the majority of the Managers present at a meeting at which a quorum is present shall be the act of the Board of Managers.

SECTION 7. PRESUMPTION OF ASSENT. A Manager of the LLC who is present at a meeting of the Board of Managers at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his contrary vote is recorded or his dissent is otherwise entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the LLC immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Manager who voted in favor of such action.

SECTION 8. INFORMAL ACTION BY MANAGERS. Action taken by a majority of the Managers without a meeting is nevertheless the Board of Managers action if written consent to the action in question is signed by all the Managers and filed with the Minutes of the proceedings of the Board of Managers, whether done before or after the action so taken, such consents may be signed in counterpart.

ARTICLE V

OFFICERS

SECTION 1. OFFICERS OF THE LLC. The Officers of the LLC shall consist of a President, one or more Vice Presidents, Secretary and a Treasurer. The same person may hold more than one office, but no Officer may act in more than one capacity where action of two or more Officers is required. The Secretary, Treasurer and any Vice President need not be Managers of the LLC. The President shall be chosen from among the Managers.

SECTION 2. ADDITIONAL OFFICERS AND AGENTS. The Board of Managers in its discretion may elect a Chairman of the Board of Managers, additional Vice Presidents, Assistant Secretaries, Assistant Treasurers, a General Manager and such other officers or agents as it may deem desirable from time to time and prescribe the duties thereof.

SECTION 3. ELECTION AND TERM. The Officers of the LLC shall be elected by the Board of Managers at its Annual Meeting and the Officers shall hold office for one year or until their successors are elected and qualified; provided, however, if the need for any additional Officer or Officers, as hereinbefore provided, shall occur during the year, such additional Officer or Officers may be elected at a special meeting held by the Board of Managers or by consent to action without meeting of the Board of Managers.

SECTION 4. COMPENSATION OF OFFICERS. The compensation of all Officers of the LLC shall be fixed by or under the authority of the Board of Managers and no Officer shall serve the LLC in any other capacity and receive compensation therefore unless such additional compensation is authorized by the Board of Managers.

SECTION 5. REMOVAL. Any Officer or Agent elected or appointed by the Board of Managers shall be subject to removal at any time by the affirmative vote of a majority of the Board of Managers or a majority of the Members whenever in the judgment of the majority of the Board of Managers or a majority of the Members the best interest of the LLC would be served thereby.

SECTION 6. VACANCIES. If any vacancy shall occur among the Officers of the LLC by death, resignation or otherwise, the Chairman of the Board of Managers, if one be elected, the President, or a majority of the Board of Managers of the LLC will call a special meeting of the Board of Managers at which meeting the Managers shall elect a successor or successors to hold office for the unexpired term of the Officer or Officers whose place has been vacated.

SECTION 7. BONDS. The Board of Managers may, by resolution, require any Officer, Agent or employee of the LLC to give bond to the LLC, with sufficient sureties, conditioned on the faithful performance of the duties of his respective office or position, and to comply with such other conditions as may from time to time be required by the Board of Managers.

SECTION 8. CHAIRMAN OF THE BOARD. The Chairman of the Board of Managers, if one is elected, shall oversee the general operation of the LLC and discuss with the President the LLC’s policies, the implementation and interpretation and carrying out of said policies, and shall be an executive officer of the LLC. The Chairman shall, when present, preside at all meetings of the Members.

SECTION 9. PRESIDENT. The President shall be the principal executive officer of the LLC and, subject to the control of the Board of Managers, shall, in general, supervise and control all the business and affairs of the LLC. The President shall sign, with the Secretary, an Assistant Secretary, or any other proper officer of the LLC thereunto authorized by the Board of Managers, any deeds, mortgages, bonds, contracts or other instruments which the Board of Managers has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Managers or by these By-Laws to some other Officer or Agent of the LLC, or shall be required by law to be otherwise signed or executed and, in general, shall perform all duties incident to the office of the President and such other duties as may be prescribed by the Board of Managers from time to time.

SECTION 10. VICE PRESIDENT. In the absence of the President or in the event of his death, inability or refusal to act, a Vice President, unless otherwise determined by the Board of Managers, shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such duties as from time to time may be assigned to him by the President or Board of Managers.

SECTION 11. SECRETARY. The Secretary shall keep accurate Minutes of all meetings of the Members and the Board of Managers and shall perform all the duties commonly incident to his office, and shall perform such other duties and have such other powers as the Board of Managers shall designate. In his absence at any meeting, an Assistant Secretary or Secretary Pro Tempore, shall perform his duties thereat.

SECTION 12. ASSISTANT SECRETARIES. In the absence of the Secretary, or in the event of his death, inability or refusal to act, the Assistant Secretaries, if any are elected, in the order of their length of service as Assistant Secretary, unless otherwise determined by the Board of Managers, shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary, They shall perform such other duties as may be assigned to them by the Secretary, by the President, or by the Board of Managers.

SECTION 13. TREASURER. The Treasurer, subject to the order of the Board of Managers, shall have the care and custody of the money, funds, valuable papers and documents of the LLC (other than his own bond, if any, which shall be in the custody of the President), and shall have and exercise, under the supervision of the Board of Managers, all the powers and duties commonly incident to his office, and shall give bond in such form and with such sureties as shall be required by the Board of Managers. He shall deposit all funds of the LLC in such bank or banks, trust company or trust companies, or with such firm or firms doing a banking business as the Board of Managers shall designate. He may endorse for deposit or collection all checks and notes payable to the LLC or to its order, may accept drafts on behalf of the LLC. He shall keep accurate books of account of the LLC’s transactions, which shall be subject at all times to the inspection of the Board of Managers.

SECTION 14. ASSISTANT TREASURERS. In the absence of the Treasurer, or in the event of his death, inability or refusal to act, the Assistant Treasurers, if any are elected, in the order of their length of service as Assistant Treasurer, unless otherwise determined by the Board of Managers, shall perform the duties of the Treasurer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Treasurer. They shall perform such other duties as may be assigned to them by the Treasurer, by the President, or by the Board of Managers.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. CONTRACTS. The Board of Managers may authorize any Officer or Officers, Agent or Agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the LLC, and such authority may be general or confined to specific instances.

SECTION 2. LOAN. No loan shall be contracted on behalf of the LLC and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Managers. Such authority may be general or confined to specific instances.

SECTION 3. DEPOSITS. All funds of the LLC not otherwise employed shall be deposited from time to time in the credit of the LLC in such depositories as authorized by a resolution adopted by the Board of Managers.

SECTION 4. CHECKS AND DRAFTS. All checks, drafts and other orders for the payment of monies, issued in the name of the LLC, shall be signed by such Officer or Officers, agent or agents of the LLC, and in such manner as shall, from time to time, be determined by the Board of Managers.

ARTICLE VII

INTENTIONALLY OMITTED

ARTICLE VIII

GENERAL PROVISIONS

SECTION 1. DISTRIBUTIONS. The Board of Managers may, from time to time, authorize and the LLC may grant and make distributions to its Members in cash or property pursuant to law.

SECTION 2. SEAL. Intentionally Omitted.

SECTION 3. WAIVER OF NOTICE. Whenever any notice is required to be given to any Member or Manager by law, by the Articles of Organization of the LLC or by these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

SECTION 4. FISCAL OR CALENDAR YEAR. The fiscal or calendar year of the LLC shall be fixed by the officers in their discretion.

SECTION 5. INDEMNIFICATION. Any person who at any time serves or has served as a Manager, Officer, employee or Agent of the LLC, or in such capacity at the request of the LLC for any other LLC, partnership, joint venture, trust or other enterprise, shall have a right to be indemnified by the LLC to the fullest extent permitted by law against (a) reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the LLC, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine, penalty or settlement for which he may have become liable in any such action, suit or proceeding.

The Board of Managers of the LLC shall take all such action as may be necessary and appropriate to authorize the LLC to pay the indemnification required by this By-Law, including, without limitation to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him and giving notice to, and obtaining approval by, the Members of the LLC.

Any person who at any time after the adoption of this By-Law serves or has served in any of the aforesaid capacities for or on behalf of the LLC shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representative of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this By-Law.

SECTION 6. AMENDMENTS. Except as otherwise provided herein, these By-Law may be amended or repealed and new By-Laws may be adopted by the affirmative vote of a majority of the Board of Managers at any regular or special meeting.

The Board of Managers shall have no power to adopt a By-Law: (1) requiring more than a majority in interests of the Members for a quorum at a meeting of the Members, or more than a majority in interests of the Members to constitute action by the Members, except where higher percentages are required by law; or (2) providing for the management of the LLC otherwise than by the Board of Managers.

No By-Laws adopted, amended or repealed by the Members shall be readopted, amended or repealed by the Board of Managers unless the Articles of Organization of the LLC or a By-Law adopted by the Members authorizes the Board of Managers to adopt, amend or repeal that particular By-Law or the By-Laws generally.

SECTION 7. DEFINITIONS. The terms used in these By-Laws shall have the same meaning assigned to them as in the North Carolina Limited Liability Company Act to the extent defined therein.

The foregoing By-Laws of the Company are approved and effective as of October 3, 2003, by Joint Resolution of the Sole Member and the Board of Managers.

/s/ Charles F. McCoy
Charles F. McCoy, Secretary